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                                                                    EXHIBIT 99.4

                       BENEDEK COMMUNICATIONS CORPORATION
                        OFFER TO EXCHANGE ITS SHARES OF
      15.0% EXCHANGEABLE REDEEMABLE SENIOR PREFERRED STOCK DUE 2007, WHICH
       HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                  FOR ANY AND ALL OF ITS OUTSTANDING SHARES OF
         15.0% EXCHANGEABLE REDEEMABLE SENIOR PREFERRED STOCK DUE 2007

To Our Clients:

     Enclosed  for your consideration is a Prospectus, dated              , 1996
(the 'Prospectus'), and the related Letter of Transmittal (the 'Letter of Transmittal'), relating to the offer (the 'Exchange Offer') of Benedek Communications Corporation (the 'Company') to exchange shares of its 15.0% Exchangeable Redeemable Senior Preferred Stock due 2007, which have been registered under the Securities Act of 1933, as amended, for an equal number of outstanding shares of its Exchangeable Redeemable Senior Preferred Stock due 2007 (the 'Existing Exchangeable Preferred Stock'), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated June 5, 1996, among the Company, Goldman, Sachs & Co. and BT Securities Corporation.

     This material is being forwarded to you as the beneficial owner of shares of Existing Exchangeable Preferred Stock carried by us in your account but not registered in your name. A TENDER OF SUCH SHARES OF EXISTING EXCHANGEABLE PREFERRED STOCK MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf shares of Existing Exchangeable Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender shares of Existing Exchangeable Preferred Stock on your behalf in accordance with the provisions of the Exchange Offer. The
Exchange Offer will expire at 5:00 p.m., New York City time, on                ,
1996, unless extended by the Company. Any shares of Existing Exchangeable Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all shares of Existing Exchangeable Preferred Stock.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned 'The Exchange Offer -- Certain Conditions to the Exchange Offer.'

          3. Any transfer taxes incident to the transfer of shares of Existing Exchangeable Preferred Stock from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 1996, unless extended by the Company.

     If you wish to have us tender your shares of Existing Exchangeable Preferred Stock, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER SHARES OF EXISTING EXCHANGEABLE PREFERRED STOCK.



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                          INSTRUCTIONS WITH RESPECT TO
                                 EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Benedek Communications Corporation with respect to its shares of Existing Exchangeable Preferred Stock.

     This will instruct you to tender shares of Existing Exchangeable Preferred Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and related Letter of Transmittal.

     Please tender shares of Existing Exchangeable Preferred Stock held by you for my account as indicated below:


                                                                         Aggregate Number of Shares of
                                                                     Existing Exchangeable Preferred Stock
                                                                     -------------------------------------
15.0%  Exchangeable Redeemable  Senior Preferred                   ____________________________________________
Stock due 2007

[  ]  Please   do  not  tender   any  shares  of   Existing
      Exchangeable   Preferred  Stock  held  by  you  for  my
      account.

                                                                   ____________________________________________
Dated: ________________________________________, 1996

                                                                   ____________________________________________
                                                                                 Signature(s)


                                                                   ____________________________________________

                                                                   ____________________________________________
                                                                           Please print name(s) here

                                                                   ____________________________________________

                                                                   ____________________________________________
                                                                                 Address(es)

                                                                   ____________________________________________

                                                                   ____________________________________________
                                                                         Area Code and Telephone Number


                                                                   ____________________________________________

                                                                   ____________________________________________
                                                                   Tax Identification or Social Security No(s).

     None of the shares of Existing Exchangeable Preferred Stock held by us for your account will be tendered unless we recieve written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the shares of Existing Exchangeable Preferred Stock held by us for your account.



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